Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Meridian Corporation:

We consent to the use of our report with respect to the consolidated financial statements included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Philadelphia, Pennsylvania
April 10, 2020